UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2011

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Twenty-First Street, N.W., Suite 600, Washington D.C.		20036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On January 11, 2011, the Federal Agricultural Mortgage Corporation (“Farmer Mac”) entered into a $1.5 billion credit facility with the National Rural Utilities Cooperative Finance Corporation (“CFC”), which has a “related party” relationship with Farmer Mac as the result of CFC’s ownership of Farmer Mac common stock.  The credit facility is evidenced by the following agreements:  (1) a Note Purchase Agreement dated as of January 11, 2011 (the “Note Purchase Agreement”) between Farmer Mac, Farmer Mac Mortgage Securities Corporation, a wholly owned subsidiary of Farmer Mac (“FMMSC”), and CFC; (2) a Pledge Agreement dated as of January 11, 2011 (the “Pledge Agreement”) between Farmer Mac, FMMSC, CFC and U.S. Bank National Association, as collateral agent; and (3) a Setoff Rights Letter Agreement dated as of January 11, 2011 (the “Letter Agreement”) between Farmer Mac, FMMSC and CFC.

The Note Purchase Agreement provides CFC the ability to borrow money evidenced by general obligation notes sold to FMMSC and secured by eligible rural utilities loans.  Farmer Mac will guarantee the timely payment of interest and principal on any notes issued and sold by CFC under the Note Purchase Agreement.  The Note Purchase Agreement is structured as a revolving borrowing facility with an initial draw period of five years and a maximum principal amount of notes outstanding at any time of $1.5 billion.  This initial draw period will be extended for an additional year on an annual basis unless notice of non-renewal is given by Farmer Mac.  Each note will accrue interest at a fixed or floating rate and will mature, in each case, as determined at the time of issuance.  The Pledge Agreement provides for the pledge by CFC to the collateral agent, for the benefit of Farmer Mac and FMMSC, of eligible rural utilities loans made by CFC to its members to secure CFC’s obligations under the Note Purchase Agreement, in an amount equal to at least 100% of the outstanding principal amount of notes issued and sold by CFC under the Note Purchase Agreement.  The Letter Agreement provides that in the event of a payment default by CFC under the Note Purchase Agreement, Farmer Mac shall have the right to setoff any amounts due to CFC in respect of Farmer Mac’s Series C Preferred Stock that is held by CFC.  As of the date of this report, CFC had not sold any notes to FMMSC under the Note Purchase Agreement.

CFC is the second-largest owner of Farmer Mac’s Class A voting common stock, and is named as a holder of more than 5% of Farmer Mac’s Class A voting common stock in Farmer Mac’s Proxy Statement dated April 28, 2010 and filed with the SEC on April 29, 2010.  The three agreements described above were entered into on an arms-length basis in the ordinary course of business, with terms and conditions comparable to those available to other program participants that do not have a related party relationship with Farmer Mac.

Section 7 – Regulation FD

Item 7.01.  Regulation FD Disclosure.

On January 18, 2011, Farmer Mac and CFC issued a joint press release to announce their entry into the $1.5 billion credit facility described above.  A copy of the press release is attached to this report as Exhibit 99.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

99.	Press Release dated January 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:	/s/ Timothy L. Buzby
	Name:	Timothy L. Buzby
	Title:	Senior Vice President – Chief Financial Officer

Dated: January 18, 2011